   Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                  Exhibit 10.25


                            OPTIONAL SERVICE DELIVERY

                                    AGREEMENT


           THIS AGREEMENT, dated as of August 18, 1993 between BLOOMBERG L.P., a Delaware limited partnership with offices at 499 Park Avenue, New York, New York 10022 ("Bloomberg"), and McCARTHY, CRISANTI & MAFFEI, INC., a New York corporation with offices at 71 Broadway, New York, New York 10006 ("Source").

           WHEREAS, Bloomberg owns and distributes a world-wide electronic network by means of on-line computer terminals ("THE BLOOMBERG")* consisting of software, data and equipment for the electronic delivery of financial market information and analytic services (the "Bloomberg Services"); and

           WHEREAS, Source publishes the services listed and described in Exhibit A to this Agreement (the "Source Services"); and

           WHEREAS, Source currently distributes all or some of the Source Services via Telerate Systems Incorporated and Quotron; and

           WHEREAS, Source desires to provide the Source Services through THE BLOOMBERG to current and potential subscribers of Bloomberg.

           NOW, THEREFORE, the parties, in consideration of the premises and mutual covenants contained herein, agree as follows:

------------------

           * BLOOMBERG, THE BLOOMBERG, Bloomberg L.P., and BLOOMBERG FINANCIAL MARKETS are trademarks, trade names and service marks of Bloomberg L.P., a Delaware limited partnership.

1.         Distributor; Non-Exclusivity; New Source Services.

           (a)       Distributor.

                     (i) Appointment. Source hereby appoints Bloomberg, and Bloomberg hereby agrees to serve as, a non-exclusive distributor of Source for the term set forth in Section 10 for the limited purpose of marketing and distributing the Source Services worldwide to Bloomberg Subscribers, as defined below, who also subscribe to the Source Services ("Source Subscribers"), all in accordance with the terms and conditions hereof. "Subscribers" shall mean those persons or entities authorized by Source subject to the terms and conditions hereof, to access all or part of the information and services via THE BLOOMBERG through which one or more of the Source Services are made available. Notwithstanding the foregoing, Bloomberg shall not deliver the Source Services to those persons set forth in Exhibit B, as such exhibit is modified from time to time, with any modifications being implemented by Bloomberg as soon as possible, but in no event later than thirty (30) days from the giving of notice. Source agrees it will authorize the release of the Source Services to a Subscriber via THE BLOOMBERG if it has authorized the release of such services to such Source Subscriber via another third party vendor.

                     (ii) No Implied Duties. The parties agree that Bloomberg's duties as distributor of Source shall be limited to those expressly set forth in this Agreement. Bloomberg shall not be deemed to be a fiduciary of Source and shall not have any implied duties that might otherwise be imposed upon a distributor of Source.

           (b) Non-Exclusivity. The parties acknowledge and agree that the appointment of Bloomberg as distributor of Source for the purpose of distributing the Source Services shall be on a non-exclusive basis. Source retains the right to distribute itself or permit other third parties to distribute one or more of the Source Services or services substantially similar thereto. Source represents that the Source Services available for distribution via THE BLOOMBERG will include, at a minimum, all Source Services distributed by Source via other third party network vendors (with the exception of the Fintrend service produced by Fintrend S.A.).

           (c) New Source Services. Bloomberg grants to Source the option to distribute any electronically distributed information service hereafter developed by Source that is not listed in Exhibit A (a "New Source Service"). If Source elects to exercise its option under this subsection (c) with respect to a New Source Service, such New Source Service shall fall within the definition of Source Service under this Agreement, and the distribution of such New Source Service shall be subject to the terms and conditions set forth in this Agreement. Notwithstanding the foregoing, Source agrees to distribute via THE BLOOMBERG any New Source Service distributed via any other electronic delivery system.

2.         Inputting; Accessibility; Display; Accuracy.

           (a)       Inputting and Use of Services.

                     (i) Generally. Source shall input the Source Services into THE BLOOMBERG by means of a Bloomberg protocol as set forth in Exhibit C. Bloomberg and Source shall mutually agree on the format of display of the Source Services. Bloomberg shall provide Source with subscriptions to the "basic" portion of the Bloomberg Services through the terminals listed in Exhibit C for no charge which will also be used by Source to authorize the release and termination of Source Services to Source Subscribers. Source agrees to execute the standard form of the Bloomberg agreement relating to such terminals, as modified per the terms and conditions of this Agreement. In addition, Bloomberg, upon the execution of this

Agreement, will order and install at each Source US and foreign location (including, but not by way of limitation, New York, London, Tokyo, Singapore and Fintrend S.A.'s location in Paris) any and all of the necessary equipment including, but not by way of limitation, the equipment as set forth on Exhibit C required by Source to deliver the Source Services pursuant to this Agreement at no cost to Source. Bloomberg agrees to provide such additional equipment and upgrades to existing equipment to Source locations from time to time during the term of this Agreement and any extensions thereof, requested by Source for the purpose of delivering the Source Services pursuant to this Agreement at no cost to Source. Source shall be responsible for any costs associated with cabling or other modifications necessary within its locations. Source may access at no charge all of the Bloomberg Services generated by Bloomberg and all "optional" services distributed by Bloomberg, at whatever price is agreed to between Source and such "optional service" providers, with written approval by the providers of such optional services. Bloomberg will transmit with Source Services any copyright notices, legends or disclaimers it receives with such Source Services from Source.

                     (ii) Use of Source's Proprietary Services. Notwithstanding any provision of subsection (i) that may be to the contrary, Bloomberg, subject to the prior written consent of Source, shall have the right to access the Source Services; provided that Source shall have the right to deny Bloomberg access to any Source Service in circumstances where Bloomberg uses such service in a way that competes with the sale of such service by Source or any of its affiliates. Bloomberg shall not use Source Services or information provided therein with or as part of Bloomberg's own products and services. The rights specified in this subsection (ii) shall be in addition to, and not in limitation of, any other remedies the parties may have.

           (b) Accessibility of Source Services. Bloomberg will attempt to make the Source Services available through the various Bloomberg networks, other than THE BLOOMBERG, whenever Bloomberg determines it is commercially practical to do so. Distribution by Bloomberg of a Source Service that is first made available through a network (in addition to THE BLOOMBERG) after the date hereof pursuant to the terms of this subsection (b) shall be subject to the terms of this Agreement.

           (c) Accuracy of Information. Source shall use commercially reasonable efforts to (i) insure that the information in the Source Services is accurate, and (ii) correct inaccuracies, errors or defects in such information promptly after discovery. Source shall monitor such information as it is distributed through THE BLOOMBERG and promptly correct any inaccuracies, errors or defects therein.

3.         Promotion and Marketing.

           (a)       Efforts and Materials.

                     (i) Marketing. Source and Bloomberg shall exercise commercially reasonable efforts to market and promote subscriptions to the Source Services to be accessed through THE BLOOMBERG. From time to time during the term of this Agreement, but no less frequently than once a calendar quarter, Bloomberg shall profile or otherwise promote the Source Services on THE BLOOMBERG or in promotional materials.

                     (ii) Materials. Neither party shall publish or distribute any advertising or promotional material regarding the availability of the Source Services through THE BLOOMBERG without the prior written consent of the other, which consent shall not be unreasonably withheld. Materials being sent to the other party for approval pursuant to this subsection (a) shall be directed to the person(s) designated in Exhibit D hereto.

           (b) Subscriber List. To facilitate Source's promotional efforts, Bloomberg shall provide to Source access at any time to the following information VIA THE BLOOMBERG: (i) the complete list of Bloomberg Subscribers globally; and
                     (ii) on a weekly basis, all new installations during the previous week. In addition, Bloomberg will provide Source quarterly with a physical printout of all customers authorized for Source Services. Bloomberg represents and warrants that all reports shall be accurate and complete in all material respects and correctly reflect the number of subscriptions and those having access to the Source Services.

           (c) Demonstration Periods; Trade Shows. Bloomberg agrees to promote and market the Source Services, subject to the terms contained in the last sentence of Section 1(a)(i), by making one or more of the Source Services available free of charge to Bloomberg Subscribers for up to thirty (30) days upon the request of Source. The preceding provision shall not be deemed to increase Bloomberg's obligations to market and promote subscriptions to the Source Services set forth in subsection (a) of this Section 3. In addition, Bloomberg agrees to provide terminals at no cost to Source for up to twelve (12) trade show exhibits annually in which Source participates; provided, however, that Source shall bear shipping, installation and communications costs. Source will provide Bloomberg thirty (30) days' prior notice of the date of said trade shows.

4.         Fees; Service Agreement.

           (a) Billing; Fees. Source shall bill Source Subscribers in the United States on a regular basis for subscriptions to the Source Services. At Source's request, a representative of Source will be trained to use the Bloomberg terminal to entitle Source Subscribers to view the Source Services and Bloomberg shall bill Source Subscribers outside the United States, on a regular basis for subscriptions to all Source Services. Fees for subscriptions to the Source Services shall be determined by Source in its respective geographic regions in its sole discretion. Source agrees that it will make changes in published subscription fees to the Source Services only once per year, which shall, except as set forth below, be effective anywhere other than Japan on January 1 and in Japan on April 1, and will give Bloomberg no less than one hundred twenty (120) days' prior written notice of any such change. Notwithstanding the foregoing, all new Source Subscribers who become Source Subscribers within said one hundred twenty (120) day pre-effective period, shall be charged the new subscription fees. Bloomberg covenants that it will inform all Source Subscribers by way of notices on THE BLOOMBERG of the new fees and shall implement the new fee schedule at the times provided for herein. Source agrees that it will not charge a Source Subscriber any more money for its subscription to the Source Services delivered pursuant to this Agreement than it will charge said Source Subscriber for the Source Services received by other third party vendors. The parties agree that Source may require Bloomberg to terminate distribution of the Source Services to Source Subscribers that are severely in arrears in paying their subscription fees; provided, however, Source agrees to indemnify Bloomberg from damages sustained solely related to such termination. Source Subscribers shall be deemed severely in arrears for purposes hereof when they become six months behind in payments. The parties agree that the party responsible for billing shall comply with all applicable Country, State and local laws and regulations, including but not limited to all taxing laws and regulations.

           (b) Bloomberg Service Agreements. In those jurisdictions where Bloomberg is billing Source Subscribers for their use of the Source Services,

   Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                     Bloomberg shall provide the applicable Bloomberg Service Agreement to each subscriber to the Source Services and shall not grant any subscriber access to any Source Service (except on a trial basis) until it has obtained an executed copy of the applicable Bloomberg Service Agreement from such subscriber. Bloomberg agrees that it will not consent to a request by a Source Subscriber who seeks to store, modify, reproduce in any form, redisseminate, recirculate or republish in any form the Source Services without the prior written consent of Source, which consent shall be at Source's sole discretion. Copies of representative Bloomberg Service Agreements currently being used are attached as Exhibit E. Bloomberg shall provide Source with a copy of material amendments to said Bloomberg Service Agreements within ten (10) days after such amendments are implemented. Source shall not make any statement regarding any Bloomberg Service that is contradictory or inconsistent with the then-current version of the applicable Bloomberg Service Agreement.

           (c) Source's Service Agreement. In jurisdictions in which Source is billing Source Subscribers for their use of the Source Services, Source may provide the Source Services via a written or oral Service Agreement. A copy of the written Service Agreement that Source initially will use in jurisdictions where it will bill Source Subscribers for their use of the Source Services and a copy of Source's price lists currently in effect are attached as Exhibit F.

5.         Charges/Fees.

           (a)       Bloomberg Fee. *******************************************
                     **********************************************************
                     *********************************************************.

           (b) Sales Commission and Fee. Bloomberg and its authorized distributors shall not be entitled to any fee or commission for subscriptions to a Source Service sold to a Bloomberg Subscriber by a salesperson working for Bloomberg or an Authorized Distributor outside the United States unless Source deems the payment of a fee or commission appropriate.

           (c) Billing. No later than the twentieth of each month, Bloomberg will present Source with a list of all Source Subscribers to be billed for that month, and the amount to be billed. Source will review the list and notify Bloomberg of any discrepancies within five (5) business days. By the end of each month, Bloomberg will pay Source the amount listed on the report. If Source notifies Bloomberg of any adjustments, Bloomberg will make such adjustments on the following month's payment. Source understands that Bloomberg invoices customers every three months in arrears. Furthermore, Source understands that Bloomberg does not invoice based on usage. Bloomberg only invoices in monthly increments.

           Bloomberg reserves the right to take a credit on future payments to Source, if, after Bloomberg has made reasonable efforts to collect payment on charges for Source Services, Bloomberg has not received payment. Bloomberg may, at its discretion, credit the subscribers' invoice and deduct the amount of the invoice from a future payment to Source.

           Bloomberg will bear responsibility for charging sales, usage, or Value Added Tax, whichever is appropriate, and remitting the tax to the appropriate taxing authorities.

           (d) Records. Bloomberg shall maintain complete and accurate books and records (collectively, the "Records") with respect to all amounts it billed to Source Subscribers in respect of subscriptions to the Source Services. Source shall have the right upon at least thirty (30) days' prior written notice to inspect the Records of Bloomberg during normal business hours no more frequently than twice per year. All information gained by Source from such inspection will be kept in strict confidence and will be used solely for the purpose of verifying the accuracy of the computation of the amounts due hereunder.

6.         Copyright.

           Source represents and warrants to Bloomberg that Source or its licensors to the best of its and their knowledge own the Source Services and the copyrights thereto, and that Source has the right to authorize Bloomberg to distribute the Source Services under this Agreement. Bloomberg agrees it is not acquiring under this Agreement any proprietary interest in the Source Services and agrees not to challenge the claim of Source or its licensors to the ownership of the Source Services and the measures requested by Source to make the copyright claim of Source or its licensors known to Source Subscribers and to assist Source, at Source's expense, in Source's defense or prosecution of any copyright infringement claim.

7. Maintenance and Circumstances Beyond Parties' Control. Subject to the provisions set forth in Section 8, neither Bloomberg nor Source will be deemed in default or liable hereunder if, as a result of any cause or circumstance beyond such party's reasonable control or any repair work or routine maintenance, there occurs a delay in or failure or interruption of (i) service to any Source Subscriber, or (ii) transmission of the Source Services. So long as any such failure continues, the party responsible for such service or transmission will use its reasonable best efforts to eliminate such conditions and will keep the other party fully informed at all times concerning the matters causing such delay or default and the prospects for their termination.

8.         Indemnification.

           (a) By Source. In the event any claim is brought by a third party against Bloomberg that relates to, arises out of or is based upon the Source Services or the failure of Source to comply with any law, rule or regulation, Bloomberg shall promptly notify Source, and Source shall defend such claim at Source's expense and under Source's control. Source shall indemnify and hold harmless Bloomberg against any judgment, liability, loss, cost or damage (including litigation costs and reasonable attorneys' fees) arising from or related to such claim whether or not such claim is successful. Bloomberg shall have the right, at its expense, to participate in the defense of such claim through counsel of its own choosing; provided, however, that Source shall not be required to pay any settlement amount that it has not approved in advance.

           (b) By Bloomberg. In the event any claim is brought by any third party against Source that relates to, arises out of or is based upon any error, delay, interruption or other event caused by Bloomberg or its Authorized Distributors in transmitting the Source Services, Source shall promptly notify Bloomberg, and Bloomberg shall defend such claim at Bloomberg's expense and under Bloomberg's control. Bloomberg shall indemnify and hold harmless Source against any judgment, liability, loss, cost or damage (including litigation costs and reasonable attorneys' fees) arising from or related to such claim, whether or not such claim is successful. Source shall have the right, at its expense, to participate in the defense of such claim through counsel of its own choosing; provided, however, that Bloomberg shall not be required to pay any settlement amount that it has not approved in advance.

9. Representations and Warranties of the Parties. Each party hereby represents, covenants and warrants to the other as follows:

           (a) it has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such party, enforceable in accordance with its terms and conditions.

           (b) That the parties will comply with all codes, regulations and laws applicable to the provision of the services under this Agreement, and has obtained or will obtain all necessary permits, licenses and other authorizations necessary for its performance of services under this Agreement.

10.        Confidentiality.

           (a) The following materials and information and all copies thereof of whatever nature are designated as "confidential" and are the proprietary information and trade secrets of
                     Bloomberg:

                     (i) the computer software and database possessed by Bloomberg and all source documents relating to such computer software and database; provided, however, Source may use the data and analytics within the Bloomberg terminal to perform analyses relevant to information included in the Source Services. Source agrees that wherever Bloomberg proprietary data is referenced directly that Bloomberg will be sourced accordingly.

                     (ii) proprietary business information of Bloomberg (including, without limitation, the names and addresses of Subscribers, information providers and suppliers), and business information that Bloomberg does not generally make available to the public;

                     (iii) the methods, means, personnel, equipment and software by and with which Bloomberg provides THE BLOOMBERG; and

                     (iv) any other information that Bloomberg reasonably designates, by notice in writing delivered to Source, as being confidential or a trade secret.

           (b) The following materials and information and all copies thereof of whatever nature are designated as "confidential" and are the proprietary information and trade secrets of
                     Source:

                     (i) proprietary business information of Source, and business information that Source does not generally make available to the public; and

                     (ii) any other information that Source reasonably designates, by notice in writing delivered to Bloomberg, as being confidential or a trade secret.

           (c) All such proprietary or confidential information of Bloomberg or Source shall be kept secret by the Source or Bloomberg, as the case may be, to the degree it keeps secret its own confidential or proprietary information. Such information belonging to either party shall not be disclosed by the other party to its employees except on a need-to-know basis or to agents or contractors of such other party, but may be disclosed by such other party to state or federal agencies, authorities or courts upon their order or request provided prompt notice of such order or request is given by such other party to the party to which such information belongs, if such notice is legally permitted. Upon termination of this Agreement, all copies of such information shall be returned to the party to which such information belongs and no copies thereof shall remain in the possession, custody or control of such other party.

           (d) No information that would otherwise be proprietary or confidential for the purposes of this Agreement pursuant to Subsections (a) or (b) above shall be subject to the restrictions on disclosure imposed by this Section in the event and to the extent that (i) such information is in, or becomes part of, the public domain otherwise than through the fault of the party to which such information does not belong, (ii) such information was known to such party prior to the execution of this Agreement, or (iii) such information was revealed to such party by a third party.

11.        Term; Termination.

           (a) Term. The initial term of this Agreement shall commence on the date first above written and shall terminate at the end of the fifth year (the "Initial Term"). Notwithstanding the foregoing, the parties agree that actual delivery of the Source Services to Source Subscribers shall not commence until on or after October 1, 1993. The term of this Agreement shall automatically be extended for one or more periods of two years (a "Renewal Term"), unless either party sends to the other written notice of its election not to renew at least ninety (90) days prior to the end of the Initial Term, or any Renewal Term, as the case may be.

           (b) Default. If either party shall default in the performance of or compliance with any provision contained in this Agreement including, but not limited to, any breach of a representation or warranty, and such default shall not have been cured within thirty (30) days after written notice thereof shall have been given to the appropriate party, the party giving such notice may then give further written notice to such other party terminating this Agreement, in which event this Agreement and any other rights granted hereunder shall terminate on the date specified in such further notice. Each party agrees, in the event of a breach by it of any of its obligations under this Agreement, the non-breaching party may seek temporary or permanent injunctive relief, without the necessity of proving actual damages or the posting of a bond, as well as other equitable relief, and will be entitled to commence an action for any such relief in any court of competent jurisdiction.

           (c) Insolvency. In the event that either party hereto shall be adjudged insolvent or bankrupt, or upon the institution of any proceedings by it seeking relief, reorganization or arrangement under any laws relating to insolvency, or if an involuntary petition in bankruptcy is filed against such party and said petition is not discharged within sixty (60) days after such filing, or upon any assignment for the benefit of its creditors, or upon the appointment of a receiver, liquidator or trustee of any of its assets, or upon the liquidation, dissolution or winding up of its business (an "Event of Bankruptcy"), then the party involved in any such Event of Bankruptcy shall immediately give notice thereof to the other party, and the other party at its option may terminate this Agreement upon written notice.

12.        Miscellaneous.

           (a) Notices. All notices hereunder (except as provided for in Section 4(c) hereof) shall be in writing and shall be delivered in person, or sent by overnight courier service, to the address of the party set forth below, or to such other addresses as may be stipulated in writing by the parties pursuant hereto. Unless otherwise provided, notice shall be effective on the date it is officially recorded as delivered.

                     (i)      If to Bloomberg, to:
                              Bloomberg L.P.
                              499 Park Avenue
                              New York, New York  10022
                              Attention:  Michael R. Bloomberg

                              with a copy to:
                              Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                              New York, New York  10022
                              Attention:  Richard K. DeScherer, Esq.

                     (ii)     If to Source, to:
                              McCarthy, Crisanti & Maffei, Inc.
                              71 Broadway
                              New York, New York  10006
                              Attention:  President

                              with a copy to:
                              The Van Kampen Merritt Companies, Inc.
                              One Parkview Plaza
                              Oakbrook Terrace, Illinois  60181
                              Attention:  General Counsel


           (b) Amendment; Assignment. This Agreement may not be amended except by written instrument executed by Source and Bloomberg. Neither party may assign this Agreement to any third party, other than an affiliate, without the prior written consent of the other. Any assignment of this Agreement to an affiliate shall not relieve the assigning party of any of its obligations or liabilities under this Agreement.

           (c) Survival of Certain Provisions. Notwithstanding the termination of this Agreement, those provisions of this Agreement that by their nature are intended to survive such termination shall survive, including without limitation, the provisions of Section 8, 9, 10 and 11.

           (d) Consequential Damages. Except pursuant to Section 8, neither party shall be liable for any consequential, indirect, incidental or special damages, even if advised of the possibility of such damages.

           (e) Entire Agreement. This Agreement contains the entire understanding of the parties on the subject hereof and terminates and supersedes all previous verbal and written agreements on such subject.

           (f) Relationship of the Parties. The parties agree that Bloomberg will act as an independent contractor in the performance of its duties under this Agreement. This Agreement does not and shall not be deemed to constitute a partnership or joint venture between the parties and neither party nor any of its directors, officers, employees or agents shall, by virtue of the performance of their obligations under this Agreement, be deemed to be an employee of the other.

           (g) "Affiliate" Defined. For purposes of this Agreement, the term "affiliate" and its derivatives shall mean, with respect to any individual or entity directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such individual or entity.

                     The term "control" and its derivatives, as used in the immediately preceding sentence, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

           (h) Severability. In the event any provision of this Agreement or application hereof to any party or in any circumstances shall be determined to be invalid, unlawful, or unenforceable to any extent, the remainder of this Agreement, and the application of any provision to parties or circumstances other than those as to which it is determined to be unlawful, invalid or unenforceable, shall not be affected thereby, and each remaining provision of this Agreement shall continue to be valid and may be enforced to the fullest extent permitted by law.

           (i) Non-Waiver. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

           (j) Captions. The captions used herein are for convenience only, and constitute no part of this Agreement.

           (k) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law principles thereof.

           IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the 18th day of August, 1993, to be effective as set forth in Section 11(a) hereof.

McCARTHY, CRISANTI & MAFFEI, INC.      BLOOMBERG L.P.
                                       By:  Bloomberg Inc.,
                                            General Partner

By: /s/ Lindley B. Richert                  By: /s/ Michael R. Bloomberg
    ------------------------------          Name:
    Name:  LINDLEY B. RICHERT               Title:
    Title:  PRESIDENT

                                    Exhibit A

                                 Source Services

Name                                                 Description
----                                                 -----------

CorporateWatch*                         Principally provides rapid and
                                        comprehensive information on corporate
                                        securities, private placements, equities
                                        and mortgage and derivative product new
                                        issues.

CurrencyWatch*                          A foreign exchange market forecasting
                                        and analysis system combining live 24
                                        hour fundamental and technical analysis
                                        presented as both commentary and live
                                        technical trading pages, together with
                                        comprehensive live EMS analysis.

MoneyWatch*                             Provides 24 hour fundamental and
                                        technical analysis of US Treasury,
                                        Agency and money market securities. The
                                        service combines live commentary and
                                        technical trading analysis with detailed
                                        forecasts and analysis of the US
                                        economy.

YieldWatch*                             Addresses European and Asia Pacific
                                        government bonds/financial futures
                                        markets including the U.S. T-bond.
                                        Information is presented as live
                                        commentary, technical trading blotters
                                        and spread analysis, together with
                                        regional market briefings.

*Denotes a registered trademark of McCarthy, Crisanti & Maffei, Inc.

                                    Exhibit B

The following subscribers should be restricted from access to the Source Services pursuant to Section 1(a)(i) of the Agreement:

Munifacts/American Banker                    Alert/OASYS
Trepp & Company                              AutEx
Money Market Services                        CDA Investment Technologies
Ried, Thunberg                               CORIS
Elliot Wave International                    FIRST-CALL
Data Resources Inc.                          Forex Watch
Wrightson & Co.                              Forex Chartist
Evans Economics                              Technical System
Froehlich                                    Investext
Griggs & Santow                              Securities Data Co.
Dunn & Bradstreet                            Wunsch Auction Systems
Predex                                       Asset Backed Securities Group
Cates                                        Securities Information Center
Bank Valuation                               Software Division
Chronometrics                                Technical Data (All Services)
Capital Techniques                           Valornform
Telerate Corporate Market Service            I.F.R. JapanWatch
  Eurobond Service                           I.F.R. Vigil
Elders Applied Research                      I.F.R. CorporateEye
R.A. Froehlich                               I.F.R. LanAm
Business Week                                I.F.R. Int'l. Financing Review
Market Data Corporation                      Atlas
Market News Service                          Bond Data
Vigil                                        MoneyData
Muller Data                                  ILX
Pensions & Investment Age                    Bond World
Money Line Corporation                       Moody's
Standard & Poor's                            MGraw Hill
Dow Jones News Service                       FX 24
Duff & Phelps                                Gannett
Olson Group                                  Fitch
Investment Dealers Digest                    Sheshunoff
  (I.D.D. Information Services)              Capital Management
Securities Data Corp.                        Prechter's Elliot Wave International
RS Investments                               Johnson Smick International
MRL Publishing                               IPO Financial
Capital Management                           Commscan
MBSIS                                        AMG Data Services
J.J. Kenney & Company                        MortgageData
MortgageData                                 IDEA
O'Connor, Paul & Phillips                    Dalcomp Inc.
Telekurs                                     Maria Ramirez Capital Consultants
Stone, McCarthy                              SDC Publishing
Institutional Investor Euromoneys
Thomson Financial Networks


In addition to the above list, only Authorized Distributors should be allowed access when exhibiting at conferences.

                                    Exhibit C


                "Non-Chargeable" Bloomberg Equipment and Services


1. Equipment for using of Bloomberg and Source data at Source sites including but not limited to:


           (i) Five Bloomberg terminals in New York with Editing capabilities;
           (ii)      One Bloomberg terminal at each overseas site.

Bloomberg shall establish and operate a system capable of properly receiving the Source Services and distributing the Source Services to Subscribers. This will include the necessary equipment at Source's New York site with leased and back up lines to Source's New York site to provide the ability for the Source system to update Bloomberg automatically.

                                    Exhibit D

                 Contacts for Approval of Promotional Materials


For Bloomberg:                 Mr. Lou Eccleston
                               Bloomberg L.P.
                               499 Park Avenue
                               New York, NY 10022
                               Telephone: 212-318-2272
                               Facsimile: 212-318-2080

For Source:                    Mr. Jay Miller
                               McCarthy, Crisanti & Maffei, Inc.
                               71 Broadway
                               New York, NY 10006
                               Telephone: 212-509-5800
                               Facsimile: 212-509-7389

Either party may change its designated "contact" person by giving written notice to the other.

                                    Exhibit E

                        Bloomberg L.P. Service Agreements

                                  See Attached

                         BLOOMBERG SCHEDULE OF SERVICES


Lessor:  BLOOMBERG L.P.

Lessee:


Department:

Equipment Address:

------------------------------------

------------------------------------

------------------------------------
(City)          (State)         (Zip)

Contacts:
           (User Name & Telephone No.)



          Customer Account No.:

Order                              Order
Number:                            Date:

Billing Address:

---------------------------------------------

---------------------------------------------

---------------------------------------------
(City)            (State)              (Zip)


          (Billing Name & Telephone No.)



Lessor and Lessee are parties to a BLOOMBERG AGREEMENT, Number
(the "Agreement") which sets forth the terms and conditions under which Lessor provides to Lessee the Services described therein.

                       (Additional terms on reverse side)

   Type of                                                                                                          Non-Recurring
  Equipment                                            Monthly Recurring                Commencement                 Charge (Per
   Ordered                     Quantity                Charge (Per Unit)                Date of Term                    Unit)
   -------                     --------                -----------------                ------------                    -----


                                                  Total $____________                                          Total $_________
                                                  Tax** $____________                                          Tax** $__________
Tax Rate**:____%                                  Month*$__________                                            One-Time$______
                                                  Quarter*$_________

* This total does not include monthly fees for real-time exchange and third party information services. If a customer selects these, Bloomberg L.P. will submit the appropriate applications for such services, a current price list, and bill accordingly.

1.         INSTALLATION OF TERMINAL(S)

           Pursuant to the Agreement, Lessee has requested Lessor to install BLOOMBERG terminals at the stated equipment address (as noted on the reverse side). Lessee understands that if Lessee changes the number of terminals leased, the then existing per terminal charge for the new number of terminals would apply. Billing is quarterly in advance
           - including all applicable taxes.

2.         TERM

           The initial Term (as defined in the Agreement) is from the first day Services are provided to the second anniversary of that date. The Term for any Additional Terminals shall commence on the first day Services are provided in respect of the Additional Terminals. The fee commences the day following actual installation.

3.         BLOOMBERG II:  SHARED CONTROLLER; TRAVELER
           MAINTENANCE/INSURANCE

           In the event that this Schedule provides, or may from time to time provide:

           (i) for one or more "Bloomberg II" screens, the Lessee agrees not to separate, unbolt, move, modify, interface or otherwise disconnect any one or both of the double "Bloomberg II" screens, or use any one or both of the screens in a manner inconsistent with the terms of this Agreement, without Lessor's prior written consent. Unauthorized access or use is unlawful and Lessor shall have all recourse and rights to set forth in the Agreement. The lease term for the "Bloomberg II" shall be the same as that of the specific BLOOMBERG to which it is attached. The Lessee's fee applicable to the double screen shall commence on the date following actual installation; and

           (ii) for a fee for Services calculated on the basis of a shared Controller, then at such time as the Controller is no longer shared, the fee for Services shall be increased to the prevailing rate for Services provided on an unshared basis; and

           (iii) for Traveler maintenance, Lessor's sole obligation shall be limited to repairing, at its facility, any failure of The Traveler. Notwithstanding the foregoing, Lessor shall not be responsible for repairing failures resulting from intentional or negligent acts. There shall be no maintenance performed on The Traveler other than by Lessor or its agent or any addition to, removal from or modification of The Traveler. Lessor and its agents' maximum liability under this maintenance provision and Lessee's sole remedy regardless of the form of action taken, whether in tort or contract, shall not exceed the refund of the maintenance charges billed to Lessee. Maintenance includes $250 deductible loss/theft insurance policy.

4.         RESEARCH REPORT

           Lessee acknowledges that the following applies to all research reports issued by third-party information sources (the "Sources"):
           The data is copywritten by the Source(s) and may be approved for publication in the United Kingdom. The information herein is obtained from various sources deemed reliable; but the Source(s) do not guarantee the accuracy or completeness of the information. Additional information is available. Neither the information nor any opinion expressed constitutes an offer to buy or sell any securities or options or futures contracts. The Source(s) may trade for its own account as specialist, odd-lot dealers, market maker, block positioner and/or arbitrageur in any securities or options of the issuer(s). The Source(s), its affiliates, directors, officers, employees and employee benefit programs may have a long or short position in any securities or options of the issuer(s).

                                                  AGREEMENT NUMBER: ___________
                                                  BLOOMBERG L.P.
                                                  499 PARK AVENUE
                                                  NEW YORK, NY 10022
                                                  TELEPHONE:  (212) 960-7000
                                                  FACSIMILE:  (212) 960-____


                               BLOOMBERG AGREEMENT

LESSOR:              BLOOMBERG L.P.

LESSEE:_____________________________                    Account No.:____________
              (Company Name)

Lessor agrees to provide to Lessee the equipment and services described and referred to in paragraph 1 of this Agreement, and Lessee subscribes to such services in accordance with this Agreement.

1. License and Lease. The services provided hereunder (the "Services") shall consist of a nonexclusive and nontransferable license and lease to use THE BLOOMBERG software, data and equipment (the "Equipment") described in the Bloomberg Schedule of Services annexed hereto, as the same may be amended from time to time (the "Schedule"), in accordance with normal BLOOMBERG operating schedules and procedures. During the Term (as defined below), Lessee may request Lessor to install one or more additional BLOOMBERG terminals ("Additional Terminals") in accordance with this Agreement, in which event the parties hereto shall execute a revised Schedule reflecting all of the Equipment then provided hereunder.

2.         Term.

           (a) This Agreement shall be effective from the date it is accepted by Lessor and shall remain in full force and effect thereafter for the period set forth in the Schedule (the "Term"), unless earlier terminated, as follows: (i) Lessee shall have the right to terminate this Agreement at any time upon not less than 60 days' prior written notice to Lessor and upon payment of the charges set forth in paragraph 3 of this Agreement; and (ii) Lessor shall have the right to terminate this Agreement at any time immediately upon written notice to Lessee in the event of a breach by Lessee of any of the provisions of this Agreement.

           (b) The Term shall be automatically renewed for successive two-year periods unless Lessee or Lessor elects not to renew by giving not less than 60 days' prior notice to the other. If this Agreement is so renewed for any additional period beyond the initial Term, the charges payable pursuant to paragraph 3(a) hereof for such renewal period shall be calculated at the prevailing rates then offered by Lessor, and the Schedule shall be considered to be amended accordingly.

3.         Charges.

           (a) Lessee agrees to pay Lessor the amount indicated on the Schedule, together with (i) any applicable taxes for the Services, (ii) any levies or fees imposed or charged by exchanges or other information services or sources displayed through THE BLOOMBERG at Lessee's request and (iii) any charges shall be computed from the day following actual installation of the Equipment, and shall be invoiced periodically as specified in the Schedule.

           (b) Lessee shall be responsible for and shall pay for all costs of electrical and communications services and for all electrical and common carrier equipment installation charges incurred in connection with the Services. Lessee shall obtain all necessary authorizations from exchanges and other information vendors and shall pay for each third-party information service assessed by Lessor and selected by Lessee for display through THE BLOOMBERG. The total monthly charge does not include monthly fees for "real-time" exchange and third party information services. If Lessee selects any of these services, Lessor will submit the appropriate applications for such services, a price list, and bill accordingly. Lessee agrees to file all personal property tax returns and pay any taxes, assessments, fees or penalties in respect of the Services and/or the Equipment which may be Lessee's legal responsibility to pay.

           (c) In the event this Agreement is terminated by Lessee pursuant to paragraph 2(a)(i) hereof or by Lessor pursuant to paragraph 2(a)(ii) hereof, Lessee shall be liable for all amounts payable pursuant to paragraphs 3(a) and 3(b) hereof through the date of termination plus a removal charge in the amount equal to 50% of the charges calculated in accordance with the Schedule for the balance of the Term.

4.         Distribution of Lessee Data.

           (a) Lessee shall not distribute data to other users (the "Users") of THE BLOOMBERG by means of the Equipment without the prior consent of Lessor. In the event that Lessee desires to engage in such distribution, Lessee shall make a request to Lessor. Such request shall specifically identify the data proposed to be distributed (the "Data"), the fee, if any, to be charged to Users for delivery of the Data, and the Users to whom the Data is proposed to be distributed. The request also shall state that the representations and warranties of Lessee set forth in paragraphs (b) and (c) of this paragraph 4 are true and correct as of the date of the request. Following receipt of such request, Lessor shall notify Lessee whether or not, in Lessor's sole discretion, the Data, in whole or in part, shall be distributed by means of THE BLOOMBERG, subject always to Lessor's right, in its sole discretion, to discontinue such distribution. THE PROCEDURE SET FORTH IN THIS PARAGRAPH 4(a) IS THE ONLY PROCEDURE BY WHICH LESSEE MAY DISTRIBUTE DATA TO USERS BY MEANS OF THE BLOOMBERG. ANY DISTRIBUTION NOT APPROVED HEREUNDER IS UNAUTHORIZED AND SHALL CONSTITUTE A BREACH OF THIS AGREEMENT.

           (b) Subject to the terms and conditions of this Agreement, Lessee hereby grants to Lessor, the Lessor hereby accepts, a nonexclusive, world-wide license to market and deliver the Data to Users electronically by means of THE BLOOMBERG.

In the event that the Data includes prices, or that Lessee otherwise puts prices onto THE BLOOMBERG, Lessee hereby grants to Lessor, and Lessor hereby accepts, a nonexclusive, world-wide license to use such prices in the development of Lessor's generic prices. Lessee represents that it has all such rights in, and licenses to, the information contained in the Data as may be required in order to permit it to grant to Lessor the license granted hereby and to transmit to Lessor and Users the Data.

           (c) Lessee represents and warrants to Lessor the following: (i) all Data to be delivered by Lessee by means of THE BLOOMBERG will include, at a minimum, all financial market information and other such data delivered by Lessee to its clients by other "third-party" electronic distribution systems;
(ii) Lessee ________________ right, title and interest in and to all information contained in the Data furnished by Lessee pursuant hereto, owns the copyright and all ____________, trade names and other proprietary rights tin and to all Data and all such information and has full power, right and authority to obtain, ____________ distribute the Data to Lessor and Users; and (iii) when supplied by Lessee to Lessor, the Data and information contained therein shall ___ and complete and as current as similar information distributed by the Lessee to other "third-party" electronic distribution systems.

           (d) Lessee agrees to make ___ the Data to Lessor for transmission to Users by THE BLOOMBERG no later than the time that the Data is made available to any other "third party" electronic distribution system.

           (e) Lessee agrees that it will authorize the release of the Data to a User via THE BLOOMBERG if it has authorized the release of the Data to such User via any other "third party" electronic distribution system.

           (f) Lessee shall use its best efforts to (i) keep the Data current, accurate and complete, (ii) notify Lessor promptly of any errors or omissions, and (iii) correct any such errors or omissions promptly.

           (g) The Data will be delivered to Users at no costs to Lessors. Each User shall pay (i) to Lessor the monthly rental charge such User is required to pay with respect to THE BLOOMBERG and (ii) any fees imposed by Lessee for access to the Data. Lessee agrees that the fees charged to Users for access to the Data via THE BLOOMBERG will be no greater than the fees charged to Users for access to the Data via other "third-party" electronic distribution systems, net of any
(i) rebates paid by Lessee to the operators of the "third-party" electronic distribution systems (the "Operators"), or (ii) sums charged by the Operators to Users but not remitted to Lessee.

                                     SAMPLE

           Warranties and Limitations of Liabilities

           (a) LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE ATTAINED BY THE LESSEE OR OTHERS FROM THE USE OF THE SERVICES OR THE DATA OR THE EQUIPMENT BY WHICH THE SERVICES OR THE DATA ARE PROVIDED, AND THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. ___or, its suppliers, and its third party agents shall have no responsibility or liability, contingent or otherwise, for any injury or damages, whether caused by the negligence of Lessor, its employees, subcontractors, agents, equipment vendors or otherwise, arising in connection with the Services rendered under this Agreement, the use or transmission of the Data pursuant to this Agreement or use of the Equipment and shall not be liable for any profits losses, punitive, incidental or consequential damages or any claim against Lessee by any other party. The information and data contained in Services are derived from sources deemed reliable, but Lessor and its suppliers do not guarantee the correctness or completeness of any programs ____ or other information furnished in connection with the Services. Lessor shall not be responsible for or have any liability for any injuries or damages caused by the Equipment or the Data or by delays or interruptions of the Services or the Data, from whatever cause, and shall not be liable for damages ___ing from the use or presence of the Equipment on Lessee's premises. Lessee is solely responsible for the accuracy and adequacy of the Data and the _____ and information used by it and the resultant output thereof. Lessor shall have no liability or responsibility for the security or maintenance of any _____ input by Lessee. Lessor shall have no liability or responsibility for any errors, omissions, delays or inaccuracies in the Data, nor for any damages _____by Lessee or any others resulting from disseminating the Data through THE BLOOMBERG. Lessee shall indemnify Lessor and hold it harmless ______ at Lessee's expense defend against any loss, claim, demand or expense (including reasonable attorney's fees) arising in connection with the _____. To the extent permitted by law, it is agreed that the liability of Lessor hereunder for damages, regardless of the form of the action, shall not ______ the fees payable by Lessee for the Services for a period of six months, and that this shall be Lessee's exclusive remedy. No party shall be liable to the other for any default resulting from force majeure, which shall be deemed to include any circumstances beyond the reasonable control of the party or parties affected. No action, regardless of form, arising out of or pertaining to any of the Services or the Equipment may be brought by Lessee more than one (1) year after the cause of action has accrued.

           (b) Notwithstanding any limitations contained in paragraph 5(a) to the contrary, Lessor agrees to indemnify Lessee and hold it harmless and at Lessor's expense defend Lessee against any claim that the programs, data, information and other items provided by Lessor hereunder (other than ____ Data) infringe any copyright, trademark or other contractual, statutory or common law rights; provided that (i) Lessee promptly notifies Lessor in writing of the claim, (ii) Lessor shall have sole control of the settlement and defense of any action to which this indemnity relates, (iii) Lessee cooperates in every reasonable way to facilitate such defense, and

(iv) if Lessee becomes aware of any suspected infringement by a third party of any proprietary _____ of Lessor, Lessee shall promptly notify Lessor of such activities.

           Remedies. In the event of a breach or threatened breach of any of the provisions of this Agreement by Lessee or any of its employees, ______ or affiliates, Lessor shall be entitled to injunctive relief to enforce the provisions hereof, but nothing herein shall preclude Lessor from _____ any action or other remedy for any breach or threatened breach of this Agreement, all of which shall be cumulative. In the event Lessor fails in any such action, Lessor shall be entitled to recover from Lessee all reasonable costs, expenses and attorneys' fees incurred in connection therewith.

           Parties. Lessee recognizes that Lessor, its partners, suppliers and their respective affiliates, each have rights with respect to THE BLOOMBERG, including the software, data, information and other items provided by Lessor by reason of Lessee's use of THE BLOOMBERG. Lessee acknowledges and agrees that the provisions of paragraphs 5 and 6 of this Agreement shall be for the benefit of Lessor, its partners, suppliers, and their respective affiliates, successors and assigns and that the term "Lessor" as used in such paragraphs includes Lessor, its partners, suppliers and their respective affiliates.

           Access. Lessee agrees to provide both a "dedicated" line and a "dial back-up" line at its expense, permanently connected and dedicated to the equipment. The sole purpose of the "dial" line shall be to provide communications "backup" for the Services. Lessor is not responsible for the reliability continued availability of the telephone lines and communications equipment, other than communications equipment supplied by Lessor, used by Lessee in accessing the Services. However, Lessor shall attempt to resolve any communication line problems with respect to the accessibility of the ________.

9.         Restrictions on Use.

           (a) The Services and the Equipment are solely and exclusively for the use of Lessee and may not be used in any manner inconsistent with the provisions of this Agreement. Lessee acknowledges that the Services and the Equipment were developed, compiled, prepared, revised, selected and arranged by Lessor and others (including certain information sources) through the application of methods and standards of judgment developed and applied through the expenditure of substantial time, effort and money and constitute value industrial property and trade secrets of Lessor and such others. Lessee agrees to protect the proprietary rights of Lessor and all others having rights in the Services and the Equipment during and after the Term of this Agreement. Lessee shall honor and comply with all written requests made by Lessor or its suppliers to protect their and others' contractual, statutory and common law rights in the Services and the Equipment with the same degree of care used to protect its own proprietary rights. Lessee agrees to notify Lessor in writing promptly upon becoming aware of any unauthorized access or use by any party or of any claim that the Services or the Equipment infringe upon any copyright, trademark, or other contractual, statutory or common law rights.

           (b) Lessee shall not access the Services through any medium or equipment which Lessor has not authorized in writing, nor may any medium or equipment by which the Services are provided be moved, modified or interfaced with any other equipment without Lessor's prior written consent. Services expressly provided by Lessor for operation on Lessee's own equipment shall be furnished without warranty as to compatibility, fitness or performance with such equipment, and Lessee shall bear all cost and responsibility for such equipment. Unauthorized access or use is unlawful and Lessor and its suppliers shall have all rights provided by law to prevent such access or use and to collect damages in such event. Lessee agrees to notify Lessor in writing promptly upon becoming aware of any unauthorized access or use. Lessee shall not recompile, decompile, disassemble, reverse engineer, or make or distribute any other form of or any derivative work from, the Services and/or the Equipment.

           (c) The analysis and _____ included in the Services may not be recirculated, redistributed or published by Lessee except for internal purposes without the prior written ___________Lessor and, where necessary, with certain sources of the information included in the Services.

           (d) Lessee shall not _____ _______ trademarks, trade names, or service marks in any manner which creates the impression that such names and markers belong to or are __________ and Lessee acknowledges that it has no ownership rights in and to any of these names and marks.

           (e) Lessee shall not _____ any portion of The Associated Press or Press Association, Inc. information or other information included in the Services in any permanent form ______ files, computer readable files or any other medium, or off-print all or any portion of such information from the screen display provided by Lessor.

10. Facilities. Commencement of this Services is contingent on the availability of the hardware, communications equipment and facilities to Lessor's specifications. Lessee shall install or have installed on Lessee's premises and at Lessee's expense all cables, wires, and electrical and communications connections specified by Lessor and shall not make use of any cables, wires, devices or equipment in connection with the Services not approved in writing by Lessor.

11. Return of Equipment and Software. Upon termination of this Agreement for any reason whatsoever, Lessor shall have the right to remove the Equipment and software by which the Services are provided at Lessee's expense.

12. Access to Property. Any person or persons designated by Lessor shall have access to the Equipment at all reasonable times for the purposes of installation, inspection, maintenance, repair and removal. Lessee acknowledges and understands that Lessor may monitor, solely for operational reasons, Lessee's general use of the Services. Lessee shall at all reasonable times permit Lessor to have access to the location where the Services are provided for the purposes of ascertaining the use made of the Services.

13. Maintenance. Lessor, to the best of its ability, shall maintain and keep the Equipment in good working order and condition so that it will perform its functions satisfactorily. Lessee shall be responsible for the safekeeping of the Equipment from the time its is received on Lessee's premises and shall take reasonable steps to prevent abuse to the Equipment. Lessee shall be responsible for all physical loss, theft, or damage to any equipment used to deliver the Services to Lessee and shall pay Lessor the full replacement cost of the Equipment as liquidated damages unless such loss, theft, or damage is due entirely to the fault or negligence of Lessor. Neither Lessor nor its suppliers or third party agents shall be responsible or liable, contingently or otherwise, for any personal injury or property damage arising out of the installation, maintenance, use or removal of the Services and/or the Equipment. _________________________________________________________________[ILLEGIBLE]
otherwise, for any personal injury or property damage arising out of the installation, maintenance, use or removal of the Services and/or the Equipment.

14. Additional Services. Lessee may request that Lessor add additional elements to the Services, which shall be contingent upon availability of software, data and Equipment and of communication lines and facilities on Lessee's premises that my be required in connection with the addition of such elements. Such additions or modifications shall be priced at the then current prices offered by Lessor.

15. Relocation. On reasonable prior written notice, which shall in no event be less than 60 days, and at Lessee's expense, Lessor will relocate all or any part of the Equipment. Scheduling of such relocation shall be contingent on availability of communication lines, facilities and labor. Lessee acknowledges that interruptions of Services might result from such relocation and that the provisions in paragraph __ hereof apply to any such interruption.

16. Assignment. Lessee shall have the right to assign this Agreement or the rights hereunder only with the consent of Lessor which, in the case of an assignment by Lessee to any of its affiliates that are in substantially the same business as Lessee, shall not be unreasonably withheld.

17. Schedules and Attachments. The schedule(s) are a part of this Agreement and are incorporated herein by this reference.

18. Complete Agreement; Modifications or Waivers. This Agreement, together with the Schedule(s) is the complete and exclusive statement of the agreements between the parties with respect to the subject matter hereof and supersedes any oral or written communications or representations or agreements relating thereto. No changes, modifications or waivers regarding this Agreement shall be binding unless in writing and signed by the parties hereto.

19. Validity. Lessor and Lessee intend this Agreement to be a valid legal instrument, and no provision of this Agreement which shall be deemed unenforceable shall in any way invalidate any other provisions of this Agreement, all of which remain in full force and effect. The headings in this Agreement are intended for convenience or reference and shall not affect its interpretation.

20. Governing Law. This Agreement is made and entered into in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto, their successors and assigns, consent to the jurisdiction of the courts of the State of New York with respect to any legal proceedings that may result from a dispute as to the interpretation or breach of any of the terms and conditions of this Agreement.


Agreed to by:


------------------------------------------------------------
Company Name (Please type or print)


------------------------------------------------------------
Signature (Duly authorized officer, partner or proprietor)


------------------------------------------------------------
Name (Please type or print)


------------------------------------------------------------
Title (Please type or print)


------------------------------------------------------------
Date


Agreed to by:


BLOOMBERG L.P.
By: BLOOMBERG INC.,
    GENERAL PARTNER


By:
------------------------------------------------------------
Authorized Signatory




------------------------------------------------------------
Date


BLOOMBERG, THE BLOOMBERG, THE BLOOMBERG Traveler, Bloomberg L.P., BLOOMBERG FINANCIAL MARKETS, BLOOMBERG COMMODITIES and BLOOMBERG BUSINESS NEWS are trademarks, trade names and service marks of Bloomberg L.P., a Delaware limited partnership.

                                    EXHIBIT F

              Source's Service Agreement and Worldwide Price Lists

                                  See Attached

McCarthy, Crisanti & Maffei, Inc. ("MCM")
Subscription for Electronic Information Services

This Subscription Agreement (the "Agreement") made this ______ day of ___________, 19__, (the "Effective Date") by and between McCarthy, Crisanti & Maffei, Inc. (hereinafter "MCM") a New York corporation having offices at 71 Broadway, New York, New York, 10006 and __________________, a
____________________ (hereinafter "Customer").

1.         Services

           Customer subscribes to, and MCM agrees to provide, the services set out on the attached Supplement(s), Number(s) _____________ each, a "Service," (and collectively, "Services") upon the terms and conditions set out below.

2.         Term of Subscription; Fee

           The initial subscription term for each Service shall be as set forth on Supplement (the "Initial Term") attached hereto and made part hereof. For the Services provided by MCM, Customer agrees to pay MCM the subscription fees indicated on the relevant Supplement. Fees charged upon the renewal of any subscription shall be those set forth on MCM's then current price lists. All subscription fees shall be paid quarterly in advance on the commencement of the subscription term and thereafter on the first calendar quarter. Customer shall also pay in addition to any subscription fee, any tax, however characterized, arising out of this subscription other than taxes based on the net income of MCM.

3.         Renewal

           The subscription term for each Service shall be automatically renewed for a term equal in length to the Initial Term unless either party gives the other not less than sixty (60) days written notice of its intention not to renew a particular Service prior to the end of the initial or any renewal of that Service. Further, any renewal term shall be governed by the terms and conditions of this Agreement, except for price, which shall be determined from MCM's then current price list.

4.         Use of Information

           Services are for the sole use of Customer. Customer will not, without MCM's prior written consent, cause or permit the Services or any information including, without limitation reports, analyses, data, documentation made known, sent or otherwise transmitted by MCM under this Agreement or any Service in whole or in part to be stored, modified, duplicated, reproduced or retransmitted in any form either to third parties or to affiliated companies or branch offices of the Customer except as otherwise permitted herein. If Customer makes use of any information for which MCM has given its prior written approval, Customer shall credit MCM as the source of such information. Customer acknowledges that all such materials are and shall remain, the sole property of MCM, and that MCM is the sole owner of all copyright and other commercial property rights therein. Customer agrees not to create any derivative works (including data bases) based on the Service(s) or the information contained therein. Customer will not use or permit the use of the information contained in the Service for any illegal purpose. MCM reserves to itself complete editorial freedom in the form and content of the Service(s) and may alter the same from time to time.

Customer agrees that within thirty (30) days after the end of each calendar quarter to provide to MCM user information which includes, but shall not be limited to a report in the average number of users of the Services, collectively and broken out for each Service, and such other user-type information that MCM may reasonably request. MCM shall have the right upon at least thirty (30) days' prior written notice to inspect the records of Subscriber during normal business hours no more frequently than twice per year. All information gained by MCM from such inspection will be kept in strict confidence and will be used solely for the purpose of verifying the number of users for the Services and the accuracy of the aforementioned reports.

5.         Termination

           (a) In addition to any other remedy available at law or in equity, MCM may terminate this Agreement immediately, in whole or in part, without further obligation to Customers in the event of:

                     (i) any breach by the Customer of Paragraph 4 or a breach of the Customer's obligation to pay the subscription fee as specified in this Agreement and Supplement(s) hereto;

                     (ii) any other breach of this Agreement by the Customer which cannot be remedied or is not remedied within thirty (30) days of the Customer being requested to do so;

                     (iii) any merger, consolidation, acquisition, or the sale, lease or other transfer of all or substantially all of the assets or shares of stock of the Customer, or any other change in the control or ownership of the Customer;

                     (iv) the Customer's making an assignment for the benefit of its creditors or filing a voluntary petition under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under the provisions of any law of like import;

                     (v) the filing of an involuntary petition against the Customer under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under any law of like import; or

                     (vi) the appointment of a trustee or receiver for the Customer or its property

           (b) Where the operation or delivery of the Service(s) or any part thereof is dependent upon an agreement between MCM and a third party and such agreement has expired or is terminated or suspended in whole or in part for any reason and MCM is unable to enter into another equivalent agreement upon reasonable terms. MCM may immediately terminate this Agreement or the relevant part thereof, and upon termination MCM's only obligation to the Customer will be to refund the proportionate part of the subscription fee already paid for the portion of the Service(s) not received by virtue of said termination.

           (c) Without limitation of any other remedy available at law or in equity, the Customer and MCM hereby agree that upon the Customer's (i) breach of this Agreement, or (ii) terminating this Agreement (except as permitted hereunder), MCM will be entitled to recover from the Customer all subscription fees due and payable at the time of termination.

           (d) Customer agrees, in the event of a breach by it of any of its obligations under this Agreement, MCM may seek temporary or permanent injunctive relief, without the necessity of proving actual damages or the posting of a bond, as well as other equitable relief.

6.         Disclaimer of Warranties and Liability

           (a) MCM AND ITS AFFILIATES MAKE NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, INCLUDING, WITHOUT LIMITATION THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY, AND EACH SPECIFICALLY DISCLAIMS ANY SUCH WARRANTY. MCM AND ITS AFFILIATES EACH SPECIFICALLY DISCLAIM ANY KNOWLEDGE OF ANY PURPOSE FOR WHICH THE SERVICES SHALL BE USED BY CUSTOMER. MATERIAL SUPPLIED BY MCM IN THE SERVICES CONSTITUTES OPINION AND NOT FACT. Such material supplied in the Services is based upon information obtained by MCM from a number of sources and MCM may be unable to verify the accuracy of that information. Accordingly, neither MCM nor its affiliates shall be liable to Customer for: (1) any faults in the delivery, transmission or content of the Services, of for contingencies beyond their control, in producing, supplying, or compiling, transpositioning or delivering the Services; (2) any errors, omissions, or inaccuracies in the information or analyses contained in the Services or delays or interruptions in delivery of a Service for any reason; (3) any decision made or action taken by Customer in reliance upon the information or analyses contained in the Services; (4) loss of business revenues, lost profits, or any indirect, consequential, special or incidental damages arising from any subscription, including any claims related to the timeliness of deliveries of the Services or the quality or accuracy of information upon which a Service is based, whether in contract, tort or otherwise, even if advised of the possibility of such damages; (5) any claim that arose more than one (1) year prior to the institution of suit therefor; or (6) any claim arising from causes beyond MCM's reasonable control including, but not limited to, Customers selection and use of its own computer hardware system. CUSTOMER AGREES THAT MCM'S MAXIMUM LIABILITY FOR ANY AND ALL CAUSES SHALL NOT EXCEED, IN THE AGGREGATE, THE AMOUNT PAID BY CUSTOMER FOR THE SERVICES DURING THE FIRST INITIAL TERM OF THIS AGREEMENT TO EXPIRE.

           (b) Customer will indemnify and hold MCM and its affiliates and its and their employees, agents, contractors and subcontractors harmless from and against any loss, cost or damage (including reasonable attorneys' fees) in connection with any claim or action which may be brought by any third party, arising out of:

                     (i) any faults, interruptions or delays in the delivery of the Services to Customer or in the placing of inhibits (if applicable), or for any inaccuracies, errors or omissions in the information contained in the Services as supplied or contributed by the Customer, however such faults, interruptions, delays, inaccuracies, errors or omissions arise;

                     (ii) the furnishing, performance, maintenance, or use of, or inability to use the Service and any other materials furnished to Customer by or on behalf of MCM notwithstanding that MCM has been advised of the possibility that such loss, or damage may or will arise.

7.         Assignment

           Neither party shall assign this Agreement without the prior written consent of the other.

8.         Securities Laws

           Notwithstanding any other provision of this Agreement, nothing in this Agreement shall be deemed to limit any responsibility or liability MCM may have under applicable securities laws.

9.         Force Majeure

           Neither MCM nor Customer shall be responsible for delays or failures in performance resulting from acts beyond the control of such party. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

10.        Disclosure

           Pursuant to the provisions of the Investment Advisers Act of 1940, MCM offers to supply Customer with Part II of the Form ADV upon written request of Customer.

11.        Severability

           In the event that any court having competent jurisdiction shall determine that one or more of the provisions contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited and restricted to the extent that such court shall deem it to be enforceable, and so limited or restricted shall remain in full force and effect. In the event that any such provision or provisions shall be deemed wholly unenforceable, the remaining provisions shall remain in full force and effect.

12.        General

           (a) This Agreement and any and all Supplements annexed hereto represent the entire agreement of the parties. There are no other oral or written collateral representations, agreements, or understandings. In the event that the Customer issues a purchase order or other instrument related to the Service(s), it is understood and agreed that such document is for the Customer's internal purposes only and will in no way supersede, modify, add to or delete any of the terms and conditions of this Agreement.

           (b) All notices given hereunder will be in writing, delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid to the parties at the address specified in this Agreement unless either party gives notice in writing of a change of such address in the manner provided herein for giving notice. All notices will be deemed given when delivered personally, or if mailed, five (5) days after the date of mailing.

           (c) This Agreement will be deemed to have been executed and delivered in the State of New York and it will be governed by and construed in accordance with the laws of New York. The parties hereby consent to the jurisdiction of the courts of the State of New York for the purpose of any action or proceeding brought by either of them on or in connection with this Agreement or any alleged breach thereof.

           (d) This Agreement will be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and assigns.

           (e) This Agreement may not be amended, modified or superseded, nor may any of its terms or conditions be waived unless expressly agreed to in writing by both parties. The failure of either party at any time or times to require full performance of any provision hereof will in no manner affect the right of such party at a later time to enforce the same.

           (f) The section headings of the several clauses and paragraphs of this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

           (g) The Customer hereby waives personal service of any and all process upon the Customer and consents that service of process may be made by certified or registered mail at the Customer's address set forth herein.

           (h) If the customer is a corporation, the Customer has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The persons executing this Agreement on behalf of the Customer hereby represent and warrant that they have been duly authorized to execute this Agreement for and on behalf of the Customer. This Agreement constitutes the valid and binding obligation of the Customer and is enforceable in accordance with its terms.

           (i) The provisions of Section 4 hereof, and any and all disclaimers and indemnities contained herein or in any Supplements annexed hereto will survive the termination of this Agreement.

           IN WITNESS WHEREOF, the parties or their duly authorized representative have hereunto set their hands on the day and year first above written.



                                               MCCARTHY, CRISANTI & MAFFEI, INC.


                                               By:

                                               Title:

                                               Date:



                                               CUSTOMER:

                                               By:

                                               Title:

                                               Date:

                                                                      Number

                                                                      Term


Supplement to
McCarthy, Crisanti & Maffei, Inc.
Subscription for Electronic Information Services

This Supplement between McCarthy, Crisanti, & Maffei, Inc. (MCM) and the Customer (as set forth on the Subscription for Electronic Information Services) represent those Services subscribed to by the Customer and to be provided by MCM, subject to the terms and conditions set forth in the Subscription Agreement.

Dated



Services                                  Fee [Monthly] [Quarterly]



Total:

Additional Locations/Departments:



                                               MCCARTHY, CRISANTI & MAFFEI, INC.



                                               By:

                                               Title:

                                               Date:


                                               CUSTOMER

                                               By:

                                               Title:

                                               Date:

                       MCM ELECTRONIC INFORMATION SERVICES

                         AMERICAS REGION PRICING (US $)


STANDARD SCREEN FEES

**         CORPORATEWATCHCr.                                  $450/month

           CURRENCYWATCHCr.                                   $300/month

           MONEYWATCHCr.                                      $250/month

           YIELDWATCHCr.                                      $200/month






MCM SWITCHING SYSTEM AND

DIGITAL FEED PRICING

MINIMUM SITE FEES

**         CORPORATEWATCHCr.                                  $3000/month

           CURRENCYWATCHCr.                                   $1750/month

           MONEYWATCHCr.                                      $1500/month

           YIELDWATCHCr.                                      $1000/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.

**         Includes MCM's Private Placement "Market Talk".

                                                                          (1993)

                       MCM ELECTRONIC INFORMATION SERVICES

                          PRICING FOR JAPAN (JPY (Yen))


STANDARD SCREEN FEES

           CORPORATEWATCH                                     (Yen)55,000/month

           CURRENCYWATCH                                      (Yen)40,000/month

           MONEYWATCH                                         (Yen)40,000/month

           YIELDWATCH                                         (Yen)40,000/month






                            MCM SWITCHING SYSTEM AND

                              DIGITAL FEED PRICING

* MINIMUM SITE FEES

           CORPORATEWATCH                                    (Yen)250,000/month

           CURRENCYWATCH                                     (Yen)250,000/month

           MONEYWATCH                                        (Yen)250,000/month

           YIELDWATCH                                        (Yen)250,000/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.



                                                                          (1993)

                       MCM ELECTRONIC INFORMATION SERVICES

                          UNITED KINGDOM PRICING (US $)


STANDARD SCREEN FEES

           CORPORATEWATCH                                     $375/month

           CURRENCYWATCH                                      $275/month

           MONEYWATCH                                         $275/month

           YIELDWATCH                                         $275/month






                            MCM SWITCHING SYSTEM AND

                              DIGITAL FEED PRICING

* MINIMUM SITE FEES

           CORPORATEWATCH                                     $1875/month

           CURRENCYWATCH                                      $1500/month

           MONEYWATCH                                         $1500/month

           YIELDWATCH                                         $1500/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.



                                                                          (1993)

                       MCM ELECTRONIC INFORMATION SERVICES

               ASIA PACIFIC REGION PRICING (excluding Japan)(US $)


STANDARD SCREEN FEES

           CORPORATEWATCH                                     $325/month

           CURRENCYWATCH                                      $250/month

           MONEYWATCH                                         $230/month

           YIELDWATCH                                         $230/month






                            MCM SWITCHING SYSTEM AND

                              DIGITAL FEED PRICING

* MINIMUM SITE FEES

           CORPORATEWATCH                                     $1,000/month

           CURRENCYWATCH                                      $  900/month

           MONEYWATCH                                         $ 800/month

           YIELDWATCH                                         $ 800/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.



                                                                          (1993)

                       MCM ELECTRONIC INFORMATION SERVICES

                         PRICING FOR AUSTRALIA (AUD A$)


STANDARD SCREEN FEES

           CORPORATEWATCH                                     A$425/month

           CURRENCYWATCH                                      A$300/month

           MONEYWATCH                                         A$300/month

           YIELDWATCH                                         A$300/month






                            MCM SWITCHING SYSTEM AND

                              DIGITAL FEED PRICING

* MINIMUM SITE FEES

           CORPORATEWATCH                                     A$1,300/month

           CURRENCYWATCH                                      A$ 680/month

           MONEYWATCH                                         A$ 780/month

           YIELDWATCH                                         A$ 680/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.



                                                                          (1993)

                       MCM ELECTRONIC INFORMATION SERVICES

                  CONTINENTAL EUROPE/GULF REGION PRICING (US $)


STANDARD SCREEN FEES

           CORPORATEWATCH                                     $375/month

           CURRENCYWATCH                                      $275/month

           MONEYWATCH                                         $275/month

           YIELDWATCH                                         $275/month






                            MCM SWITCHING SYSTEM AND

                              DIGITAL FEED PRICING

* MINIMUM SITE FEES

           CORPORATEWATCH                                     $1,875/month

           CURRENCYWATCH                                      $1,500/month

           MONEYWATCH                                         $1,500/month

           YIELDWATCH                                         $1,500/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.



                                                                          (1993)

                       MCM ELECTRONIC INFORMATION SERVICES

                              GERMANY/AUSTRIA (DM)


STANDARD SCREEN FEES

           CORPORATEWATCH                                     450/month

           CURRENCYWATCH                                      450/month

           MONEYWATCH                                         450/month

           YIELDWATCH                                         450/month






                            MCM SWITCHING SYSTEM AND

                              DIGITAL FEED PRICING

* MINIMUM SITE FEES

           CORPORATEWATCH                                     $1,800/month

           CURRENCYWATCH                                      $1,800/month

           MONEYWATCH                                         $1,800/month

           YIELDWATCH                                         $1,800/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.



                                                                          (1993)

                       MCM ELECTRONIC INFORMATION SERVICES

                                SWITZERLAND (SFR)


STANDARD SCREEN FEES

           CORPORATEWATCH                                     500/month

           CURRENCYWATCH                                      500/month

           MONEYWATCH                                         500/month

           YIELDWATCH                                         5000/month






                            MCM SWITCHING SYSTEM AND

                              DIGITAL FEED PRICING

* MINIMUM SITE FEES

           CORPORATEWATCH                                     2,000/month

           CURRENCYWATCH                                      2,000/month

           MONEYWATCH                                         2,000/month

           YIELDWATCH                                         2,000/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.



                                                                          (1993)

                       MCM ELECTRONIC INFORMATION SERVICES

                                  DENMARK (DKK)


STANDARD SCREEN FEES

           CORPORATEWATCH                                     2,400/month

           CURRENCYWATCH                                      1,600/month

           MONEYWATCH                                         1,600/month

           YIELDWATCH                                         1,600/month






                            MCM SWITCHING SYSTEM AND

                              DIGITAL FEED PRICING

* MINIMUM SITE FEES

           CORPORATEWATCH                                     11,900/month

           CURRENCYWATCH                                        9,500/month

           MONEYWATCH                                           9,500/month

           YIELDWATCH                                           9,500/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.



                                                                          (1993)

                       MCM ELECTRONIC INFORMATION SERVICES

                                  FINLAND (FIM)


STANDARD SCREEN FEES

           CORPORATEWATCH                                     1025/month

           CURRENCYWATCH                                      1025/month

           MONEYWATCH                                         1025/month

           YIELDWATCH                                         1025/month






                            MCM SWITCHING SYSTEM AND

                              DIGITAL FEED PRICING

* MINIMUM SITE FEES

           CORPORATEWATCH                                     6200/month

           CURRENCYWATCH                                      6200/month

           MONEYWATCH                                         6200/month

           YIELDWATCH                                         6200/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.



                                                                          (1993)

                       MCM ELECTRONIC INFORMATION SERVICES

                                  NORWAY (NOK)


STANDARD SCREEN FEES

           CORPORATEWATCH                                     $1600/month

           CURRENCYWATCH                                      $1600/month

           MONEYWATCH                                         $1600/month

           YIELDWATCH                                         $1600/month






                            MCM SWITCHING SYSTEM AND

                              DIGITAL FEED PRICING

* MINIMUM SITE FEES

           CORPORATEWATCH                                     9500/month

           CURRENCYWATCH                                      9500/month

           MONEYWATCH                                         9500/month

           YIELDWATCH                                         9500/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.



                                                                          (1993)

                       MCM ELECTRONIC INFORMATION SERVICES

                                  SWEDEN (SEK)


STANDARD SCREEN FEES

           CORPORATEWATCH                                     1600/month

           CURRENCYWATCH                                      1600/month

           MONEYWATCH                                         1600/month

           YIELDWATCH                                         1600/month






                            MCM SWITCHING SYSTEM AND

                              DIGITAL FEED PRICING

* MINIMUM SITE FEES

           CORPORATEWATCH                                     9450/month

           CURRENCYWATCH                                      9450/month

           MONEYWATCH                                         9450/month

           YIELDWATCH                                         9450/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.



                                                                          (1993)

                       MCM ELECTRONIC INFORMATION SERVICES

                                   SPAIN (PTA)


STANDARD SCREEN FEES

           CORPORATEWATCH                                     30,000/month

           CURRENCYWATCH                                      30,000/month

           MONEYWATCH                                         30,000/month

           YIELDWATCH                                         30,000/month






                            MCM SWITCHING SYSTEM AND

                              DIGITAL FEED PRICING

* MINIMUM SITE FEES

           CORPORATEWATCH                                     135,000/month

           CURRENCYWATCH                                      135,000/month

           MONEYWATCH                                         135,000/month

           YIELDWATCH                                         135,000/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.



                                                                          (1993)

                       MCM ELECTRONIC INFORMATION SERVICES

                                   ITALY (ITL)


STANDARD SCREEN FEES

           CORPORATEWATCH                                     325,000/month

           CURRENCYWATCH                                      325,000/month

           MONEYWATCH                                         325,000/month

           YIELDWATCH                                         325,000/month






                            MCM SWITCHING SYSTEM AND

                              DIGITAL FEED PRICING

* MINIMUM SITE FEES

           CORPORATEWATCH                                     1,500,000/month

           CURRENCYWATCH                                      1,500,000/month

           MONEYWATCH                                         1,500,000/month

           YIELDWATCH                                         1,500,000/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.



                                                                          (1993)

                       MCM ELECTRONIC INFORMATION SERVICES

                                  FRANCE (FRF)


STANDARD SCREEN FEES

           CORPORATEWATCH                                     2,200/month

           CURRENCYWATCH                                      2,200/month

           MONEYWATCH                                         2,200/month

           YIELDWATCH                                         2,200/month






                            MCM SWITCHING SYSTEM AND

                              DIGITAL FEED PRICING

* MINIMUM SITE FEES

           CORPORATEWATCH                                     8,000/month

           CURRENCYWATCH                                      8,000/month

           MONEYWATCH                                         8,000/month

           YIELDWATCH                                         8,000/month


           Discounts may apply when customer uses multiples services.

* Site fees may vary based on system configuration or actual user counts.



                                                                          (1993)